EXHIBIT 10.3

JOINT VENTURE AGREEMENT

This Joint Venture Agreement (JVA) made and entered into effective as of the                  day of April, 2008, by and between TECHNICAL INDUSTRIES, INC., a Louisiana corporation having its principal place of business in Lafayette Parish, Louisiana (Technical) and SHENGLI OILFIELD HIGHLAND PETROLEUM EQUIPMENT (USA) and SHENGLI OILFIELD HIGHLAND PETROLEUM EQUIPMENT CO., LTD., (collectively referred to as Shengli), hereinafter referred to collectively as Parties, where applicable.

WHEREAS, Technical is the owner and/or operator of facilities in Texas and Louisiana which are suitable for the storage, inspection, maintenance and other services of pipe and equipment products used in connection with the exploration and production of oil, gas and other minerals; and

WHEREAS, Technical has agreed to receive, unload, store, maintain, market, inspect and certify OCTG pipe provided to it by Shengli; and

WHEREAS, Shengli is the manufacturer and/or importer of Tubular and Equipment Products, including, but not limited to, OCTG pipe, to be marketed to companies in the United States of America, and other parts of the world including, without limitation, companies engaged in the exploration and/or production of oil, gas and other minerals; and

WHEREAS, the Parties wish to enter into a Joint Venture Agreement (JVA) to define their respective roles and responsibilities and thus satisfy the objectives of developing pipe threading operations and services at Technical's Houston facility; and

The foregoing considered, the Parties agree as follows:

1. The Joint Venture (JV) shall be implemented through a newly created, closed joint stock company (Company), whose name is to be determined by agreement of the Parties. Each Party is responsible for meeting its committed cost share throughout the duration of the Company in accordance with the Company's approved budget. No Party is responsible for the cost-share commitment of any other Party. However, with the written consent of the other Party, a Party that has exceeded its cost-share commitment may allow its excess cost share to be applied to the cost-share deficit of another Party.

2. Fifty percent (50%) of the stock of the Company shall be held by Shengli and fifty percent (50%) shall be held by Technical.

3. Full operations of the JV shall be conducted on a dollar basis.

4. Shengli declares that it is owner of and agrees to deliver OCTG pipe to Technical's Houston facility during the term of this JVA and for the purposes of conducting pipe threading operations thereon. Shengli shall deliver not less than 2,000 (Two thousand) tons per month. Goods delivered to Technical shall be new, and shall be delivered in clean and undamaged condition. Shengli's Products that are not pre-sold shall be stored at Technical's facility.

5. Shengli shall, within 60 days of the signing of this JVA, make the following contributions, which shall not constitute paid-in-capital for its 50 percent equity stake of the JV:

• Production line
• Two sawers
• NC pipe threading lathe for tubulars with OD from 2" to 7"
• Buckling on equipment
• Mark jetting machine
• Tools and gauges
• Spare parts
•	Two Shengli employees to assist in operating and maintaining the pipe threading facility
•	Monthly Rental will be charged by Technical to the new JV Company for the space used by the new JV Company

        6. Technical shall, within 60 days of the signing of this JVA, make the following contributions, which shall not constitute paid-in-capital or its 50 percent equity stake of the JV:

•	Office space at Technical's Sales department to adequately accommodate two personnel provided by Shengli

•	A space of the physical plant of Technical's Houston facility to conduct threading operations

  7. A Board of Directors shall be agreed upon by the Parties. Technical is to manage at its discretion and handle day-to-day operations of the Company.

  8. Each of the Parties agrees that it will not, either during the term of the JVA or at any time after its termination, divulge Technical's patents, methods, software or any proprietary information.

  9. Each of the Parties agrees that it will not, either during the term of the JVA or at any time after its termination, use technical information, whether or not generated in the course of the JV, of another Party for any purpose except the JVA and the commercial exploitation of the results of the development work of the JV and will not divulge such technology to any person without the prior written consent of the disclosing Party; provided, however, technology shall not be considered proprietary which:

a.	Is in the public domain at the time of disclosure or thereafter enters the public domain other than through a breach of this JVA; or

b.	Is in the possession of the receiving Party prior to its receipt from the disclosing Party;

c.	Is lawfully obtained from a third party under circumstances permitting the receiving Party to use or disclose the information without restrictions; or

d.	Is independently developed by the receiving Party; or

e.	Is required to be disclosed as a result of government or judicial action.

  10. This JVA shall continue in full force and effect until the Company has been dissolved.

  11. Each Party acknowledges that it shall be responsible for any loss, cost, damage, claim, or other charge that arises out of or is caused by the actions of that Party or its employees or agents. No Party shall be liable for any loss, cost, damage, claim, or other charge that arises out of or is caused by the actions of any other Party or its employees or agents. Joint and several liability will not attach to the Parties; no Party is responsible for the actions of any other Party, but is only responsible for those tasks assigned to it. The Parties agree that in no event will consequential or punitive damages be applicable or awarded with respect to any dispute that may arise between or among the Parties in connection with this JVA.

        12. No Party shall be liable, in respect to any delay in completion of work hereunder or of the non-performance of any term or condition of this JVA directly or indirectly resulting from delays by Acts of God; acts of the public enemy; strikes; lockouts; epidemic and riots; power failure; water shortage or adverse weather conditions; or other causes beyond the control of the Parties. In the event of any of the foregoing, the time for performance shall be equitably and immediately adjusted, and in no event shall any Party be liable for any consequential or incidental damages from its performance or non-performance of any term or condition of this JVA. The Parties shall resume the completion of work under this JVA as soon as possible subsequent to any delay due to force majeure.

  13. Technical agrees to obtain and maintain general liability insurance relating to its business activities in amounts that are reasonably and customary, and to have Shengli named as an additional insured under said policies.

  14. Shengli agrees to maintain worker's compensation insurance with respect to their personnel working on Technical's premises, as well as maintain product liability insurance, general liability insurance, and all other required insurance with respect to its personnel, assets, pipes and/or materials with limits and with an insurer reasonably acceptable to industry and to Technical and to have Technical named as an additional named insured under said policies.

  15. Shengli agrees to defend, indemnify and hold Technical harmless from and against any and all claims arising out of the condition of any equipment, machinery, and/or materials as delivered to Technical, as well as the conduct of any Shengli personnel, including, without limitation, any and all product liability claims, as well as any and all pollution claims.

  16. Technical agrees to defend, indemnify and hold Shengli harmless from and against any and all claims arising out of the failure of Technical to properly install, operate, and maintain the Equipment and Materials delivered to it.

  17. Shengli agrees that all risk and responsibilities of ownership related to the machinery and equipment it contributed to the JV will be covered under insurance paid for by the JV. Shengli agrees to accept and maintain all risk and responsibilities of ownership related to any materials, machinery, and equipment after delivery to Technical. This shall include any and all losses resulting from acts of God or other causes which are not the fault and wrongdoing of Technical, and shall further include liabilities for property taxes or other charges assessable against Shengli or the Materials and Equipment based upon said ownership.

  18. Shengli agrees to accept and maintain all risk and responsibilities related to the conduct of its personnel conducting activities on Technical's facilities. Shengli further agrees that all Shengli personnel working on Technical's premises shall follow Technical's safety and ISO rules and Technical's policies and regulations.

  19. No amendment or modification of this JVA, or any additional terms and conditions, shall be valid unless evidenced in writing and signed by duly authorized representatives of both Parties and approved by the Board of Directors of the Company.

  20. This JVA shall not be assigned by any Party without the express written consent of the other Party, which consent shall not be unreasonably withheld. This provision shall not apply in the event a Party changes its name or as part of the sale of the Party's business.

  21. The Parties agree that each has had an opportunity to review this JVA and to seek advice of counsel, that both parties have participated in the drafting of this JVA, and that this JVA shall not be construed against one party or the other as the draft of the JVA.

  22. Each of the persons executing this JVA represents and warrants that they have full right and authority to execute this instrument on behalf of the Parties whom they purport to represent, and to legally such party to the fulfillment of all provisions hereof.

  23. In the event any provision or any portion of any provision of this JVA is inconsistent with or contrary to applicable law, rule or regulation, said provision shall be deemed to be amended to partially or complete modify such provision to the extent necessary to make it comply with said law, rule or regulation, and this JVA, so modified, shall remain in full force and affect.

  24. In the event of any dispute between the parties, the Parties agree that if said dispute cannot be resolved by negotiations within fifteen (15) days of notice given by one party to the other of the intent to arbitrate said dispute, the Parties shall resort to arbitration in Lafayette, Louisiana. Arbitration shall be conducted in accordance with the rules of the American Arbitration Association. If the parties can agree upon a single arbitrator, the arbitration shall be held before one arbitrator. If the parties cannot agree upon a single arbitrator, arbitration shall be held before three (3) arbitrators, one to be selected by Shengli, one to be selected by Technical, and a third to be selected by the two arbitrators which have been chosen by the respective parties. The Parties agree that they shall endeavor to select arbitrators and complete arbitration within forty-five (45) days after the first notice of intent to arbitrate. The decision of the arbitrator(s) shall be binding on both parties, and shall not be subject to any appeal or review except for the limited reasons as set forth by applicable Louisiana law.

  25. This JVA shall be governed by the laws of the State of Louisiana. The Parties agree that the proper venue for any dispute between them to be settled in a court of law shall be the 15th Judicial District Court in and for the Parish of Lafayette, Louisiana, and the Parties agree to submit to the jurisdiction of said court.

  26. Any and all notices required or permitted to be given under this JVA shall be considered to be properly given when received by the party to be notified; provided, however, the notices shall be deemed constructively received three (3) days after being deposited in the United States Mail, postage prepaid, to the following addresses:

Technical:

Technical Industries, Inc. Attn:George M. Sfeir P. 0. Box 52571
Lafayette, LA 70505

With Copy to: Gerald C. deLaunay
Perrin, Landry, deLaunay, Dartez & Ouellet P. 0. Box 53597
Lafayette, LA 70505

Shengli:

Shengli Oilfield Highland Petroleum Equipment Co., Ltd. Attn: Yang Xianping
233 Donger Road, Dongying City
Shandong Province, P.R. China P.C. 257091

Shengli Oilfield Highland Petroleum Equipment (USA)
Attn: Zhaohui Peng
7520 Hornwood 1101
Houston, TX 77036

With Copy to:

        THUS DONE AND SIGNED in Lafayette, Louisiana by the Parties hereto after due reading of the whole.

WITNESSES:

TECHNICAL INDUSTRIES, INC.

Printed Name	BY:
GEORGE M. SFEIR

Printed Name

SHENGLI OILFIELD HIGHLAND PETROLEUM EQUIPMENT (USA)

Printed Name	BY:
ZHAOHUI PENG

Printed Name

SHENGLI OILFIELD HIGHLAND PETROLEUM EQUIPMENT CO., LTD.

Printed Name	BY:
YANG XIANPING

Printed Name